UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2007

Brainstorm Cell Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-61610	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 East 59th Street
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 557-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 16, 2007, the Board of Directors of BrainStorm Cell Therapeutics, Inc. (the “Company”), increased the Board size to four members and elected Mr. Moshe Lion to the Board of Directors. There are no arrangements or understandings between Mr. Lion and any other persons pursuant to which Mr. Lion was selected as a director, and there have been no transactions and are no currently proposed transactions to which the Company or any of its subsidiaries was or is a party in which Mr. Lion has a material interest, which are required to be disclosed under Item 404(a) of Regulation S-B. Consistent with the compensation paid to the other members of the Board of Directors, on July 16, 2007, the Company issued a fully vested stock option to Mr. Lion for the purchase of 100,000 shares of its common stock at an exercise price of $0.15 and with an expiration date of ten years after the grant date.

A press release dated July 16, 2007 announcing Mr. Lion’s election to the Board of Directors is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of the Company, dated July 16, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brainstorm Cell Therapeutics Inc.

Date: July 17, 2007	By:	/s/ Yoram Drucker
Yoram Drucker
Chief Operating Officer